EXHIBIT 32.1
Certification Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report of IMH Secured Loan Fund, LLC (the “Company”) on Form 10-Q for the period ending June 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, the undersigned, certify, to the best of our knowledge, that:
(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IMH SECURED LOAN FUND, LLC

By:	Investors Mortgage Holdings, Inc.
Its:	Manager

By:	/s/ Shane Albers Shane Albers
Chief Executive Officer

By:	/s/ Steven Darak Steven Darak
Chief Financial Officer

Dated: August 14, 2009